Exhibit 10.3

SECOND AMENDING AGREEMENT

BETWEEN:

ACCELERIZE INC.

- AND -

BEEDIE INVESTMENTS LIMITED

dated as of JUNE 13, 2018

SECOND AMENDING AGREEMENT

This Second Amending Agreement is made effective as of the 13 day of June, 2018 between:

ACCELERIZE INC.
as Borrower

(the "Borrower")

and

BEEDIE INVESTMENTS LIMITED
as Lender

(the "Lender")

WHEREAS the Borrower and the Lender have entered into a credit agreement dated as of January 25, 2018 as amended by a first amending agreement (the “First Amending Agreement”) dated as of May 31, 2018 (collectively, the "Credit Agreement");

AND WHEREAS the parties have agreed to enter into this second amending agreement (the "Second Amending Agreement") to amend the Credit Agreement as provided for herein (the Credit Agreement as amended by this Second Amending Agreement is referred to as the "Amended Credit Agreement");

NOW THEREFORE in consideration of the payment of the sum of one dollar ($1.00) by each of the parties hereto to the others and other good and valuable consideration, including the issuance by the Borrower to the Lender of the Additional Warrants (as defined below), the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree with each other as follows:

1.	Amendments to Credit Agreement

1.1	The Credit Agreement is hereby amended as of the date that the conditions precedent in Section 3 herein have been satisfied or waived by the Lenders (the "Effective Date") as follows:

(a)	Section 1.1(f) of the First Amending Agreement is hereby deleted in its entirety and replaced with the following:

“Pursuant to clause (f) of the definition of “Permitted Funded Debt” in Section 1.1 of the Credit Agreement:

(i)

unsecured debt of the principal amount of US $2,000,000 (the “Junior Unsecured Debt”) shall constitute “other Subordinated Obligations approved in writing by the Lender in its sole discretion” and “Permitted Funded Debt” provided that (A) the Borrower incurs such Junior Unsecured Debt by way of money borrowed, (B) the principal amount of US $1,000,000 of the Junior Unsecured Debt is funded on May 31, 2018, (C) the remaining principal amount of the Junior Unsecured Debt of US $1,000,000 is funded on or before June 30, 2018, (D) no agreement evidencing or relating to the Junior Unsecured Debt (each, a “Junior Debt Document”) contains any financial covenants, (E) the Borrower causes such Junior Unsecured Debt to be subordinated and postponed on terms satisfactory to the Lender pursuant to the Subordination and Postponement Agreement (as defined below) and (F) except as provided in clauses (ii) and (iii) below, the Borrower incurs such Junior Unsecured Debt in compliance with all other covenants, terms and provisions of the Credit Agreement;

(ii)

notwithstanding Section 8.3(r) of the Credit Agreement, the Borrower may pay interest in cash on the Junior Unsecured Debt at periodically scheduled intervals at a rate not to exceed 12% per annum so long as no “Blockage Period” (as defined in the Subordination and Postponement Agreement) is in effect; and

(iii)	notwithstanding Section 8.3(n) of the Credit Agreement, the Borrower may enter into Junior Debt Documents with lender(s) that are Related Parties.

(b)	The following is added as Section 2.6 of the Credit Agreement:

“2.6     Additional Warrants

In partial consideration for the Lender entering into the second amending agreement to the Credit Agreement, the Borrower shall issue common share purchase warrants (the “Additional Warrants”) registered in the name of the Lender to purchase an aggregate of 100,000 common shares of the Borrower (“Common Shares”), at an exercise price of US $0.35 per Common Share, as set forth in the certificates representing such Warrants (the “Additional Warrant Certificates”), such Additional Warrant Certificates to be substantially in the form as set out in Schedule D attached hereto. The Additional Warrants shall be issued on the Effective Date and shall be exercisable at any time on or before January 25, 2024.”

2.	Certification

2.1	The Borrower confirms to and agrees with the Lender that:

(a)

each of the representations and warranties made in the Amended Credit Agreement is true and correct (except for qualifications to representations and warranties disclosed to the Lender and consented to in writing by the Lender in its sole discretion, and provided however that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date); and

(b)	no Default or Event of Default has occurred which is continuing.

3.	Conditions Precedent

3.1	This Second Amending Agreement shall become effective at such time as:

(a)	the Lender shall have received the following documents, each in full force and effect, and in form and substance satisfactory to the Lender:

(i)	this Second Amending Agreement, duly executed and delivered by the Borrower;

(ii)	duly issued Additional Warrants;

(iii)

a postponement and subordination agreement made by the lender(s) and agent (if any) of the Junior Unsecured Debt in favour of the Lender and acknowledged by the Borrower (the “Postponement and Subordination Agreement”); and

(iv)	stock exchange, dealer network or other Governmental Authority approval and, if required under the Permitted SaaS Debt, SaaS consent for the issuance of the Additional Warrants;

(b)

the Borrower shall in respect of the preparation, execution and delivery of this Second Amending Agreement have paid all fees, costs and expenses of the kind referred to in Section 10.11 of the Credit Agreement;

(c)	no event or circumstance shall have occurred that in the opinion of the Lender would reasonably be expected to have a Material Adverse Effect;

(d)	no Default or Event of Default shall have occurred and be continuing;

(e)

an amendment to the SaaS Credit Agreement, inter alia, permitting the incurrence by the Borrower of the Junior Unsecured Debt shall have been executed and delivered by SaaS and the Borrower and a copy thereof provided to the Lender;

(f)

the Lender shall be satisfied with all terms and conditions of the Junior Unsecured Debt, the Junior Debt Documents shall have been executed and delivered by the lender(s) and agent (if any) of the Junior Unsecured Debt and the Borrower and copies thereof provided to the Lender, and the last advance of the Junior Unsecured Debt in the amount of US $1,000,000 shall have been made; and

(g)	receipt of all regulatory, securities and/or third party consents and/or approvals in respect of this Second Amending Agreement and the Warrants, in form, and on terms, satisfactory to the Lender.

3.2	The terms and conditions of this Section 3 are inserted for the sole benefit of the Lender and may be waived by the Lender in whole or in part without terms and conditions.

4.	Miscellaneous

4.1	All capitalized terms used but not otherwise defined herein shall have the meanings respectively ascribed thereto in the Amended Credit Agreement.

4.2

The Credit Agreement and all covenants, terms and provisions thereof, as amended by this Second Amending Agreement, shall be and continue to be in full force and effect and is hereby ratified and confirmed.

4.3

This Second Amending Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and such counterparts together shall constitute one and the same Second Amending Agreement. For the purposes of this Section, the delivery of a facsimile copy or pdf emailed copy of an executed counterpart of this Second Amending Agreement shall be deemed to be valid execution and delivery of this Second Amending Agreement, but the party delivering a facsimile copy or pdf emailed copy shall deliver an original copy of this Second Amending Agreement as soon as possible after delivering the facsimile copy or pdf emailed copy.

4.4

This Second Amending Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable in British Columbia. Each party to this Second Amending Agreement hereby irrevocably and unconditionally attorns to the non-exclusive jurisdiction of the courts of British Columbia and California and all courts competent to hear appeals therefrom.

4.5	This Second Amending Agreement shall enure to the benefit of and be binding upon the Borrower and the Lender and their respective successors and assigns.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF the parties hereto have executed this Second Amending Agreement as of the day and year first written above.

ACCELERIZE INC., as Borrower

By:	/s/ Brian Ross
Name: Brian Ross
Title: CEO

BEEDIE INVESTMENTS LIMITED, as Lender

By:	/s/ Ryan Beedie
Name: Ryan Beedie
Title: President

CONSENT AND AGREEMENT OF GUARANTOR

The undersigned unlimited guarantors of the Obligations of the Borrower to the Lender does hereby consent and agree to the Borrower entering into this Second Amending Agreement.

Dated as of June 13, 2018.

CAKE MARKETING UK LTD.

By:	/s/ Brian Ross
Name: Brian Ross
Title: CEO